SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2011

FORCE FUELS, INC.
---------------------------
(Exact name of registrant as specified in its charter)

NEVADA	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1503 South Coast Drive, Suite 206
Costa Mesa, California 92626
(Address of Principal Executive Offices)

(949) 783-6723
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01             Entry into a Material Definitive Agreement.

On 12 April 2011 the Company entered into a Letter of Intent Relating to Transaction (the “LOI”) with Duke Capital Management, LLC (“Duke”). There is no material relationship between the Company and Duke or any of their respective affiliates.

Under the terms of the LOI, subject to certain conditions, Duke will arrange for the investment of up to $1,500,000 in new oil wells to be developed by the Company. Repayment will be based on the payment of 100% of revenue from the oil pumped from the wells during the first 12-months, and then 30% for the following 60-months. The investment is conditioned on satisfying certain tax objectives; the execution of definitive agreements; and, the approval of the transaction by each party. Duke will be paid an advisory fee equal to 10% in cash; 5% in common stock of the Company; and, 5% in the form of two year warrants at market price.

The foregoing descriptions of the LOI do not purport to be complete and are qualified in their entirety by the terms and conditions of the LOI. A copy of the LOI is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release issued by the Company with regard to the LOI is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01             Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Letter of Intent Relating to Transaction

99.1	Press Release issued by the Company with regard to the LOI

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORCE FUELS, INC.

/S/
THOMAS C. HEMINGWAY, President,
Chief Executive Officer

Date: 15 April 2011